UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2009

Netlist, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Discovery, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 435-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On September 15, 2009, we received a deficiency notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, for the last 30 consecutive business days, the bid price for our common stock has closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market under Marketplace Rules 5450(a)(1). The letter also states that in accordance with Nasdaq Marketplace Rules, Netlist has 180 days, or until March 15, 2010, to regain compliance with the Minimum Bid Price Rule.  This letter has no immediate effect on the NASDAQ listing or trading of Netlist’s common stock.

Netlist will regain compliance with the Minimum Bid Price Rule if the bid price of its common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days before March 15, 2010.  However, if Netlist does not regain compliance with the Minimum Bid Price Rule by March 15, 2010, the Nasdaq staff will provide Netlist with a written notification that its common stock is subject to delisting.  At that time, Netlist may appeal the delisting determination to a NASDAQ Hearing’s Panel.  If successful at the Hearing, Netlist may be granted an additional 180 days, or until September 15, 2010, to regain compliance.

A copy of our September 21, 2009 press release announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this current report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibit is furnished herewith:

99.1 Press release dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2009	NETLIST, INC.

/s/ Gail Itow
Gail Itow
Vice President and Secretary